UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Kentucky Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

KENTUCKY BANCSHARES, INC.

339 Main Street

Paris, KY  40361

(859) 987-1795

Notice of Annual Meeting of Shareholders

to be held May 21, 2014

April 15, 2014

To Our Shareholders:

The annual meeting of the shareholders of Kentucky Bancshares, Inc. will be held as follows:

Date:	Wednesday, May 21, 2014

Time:	11:00 a.m., Eastern Daylight Time

Place:	Kentucky Bank
Main Office
339 Main Street
Paris, Kentucky

Purpose:	• To ratify the appointment of Crowe Horwath LLP as the Company’s registered public accountants for 2014,
• To elect three Class III directors,
• To obtain a non-binding advisory vote on the Company’s overall executive compensation programs and procedures, and
• To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	Close of business on March 20, 2014.

All Shareholders are cordially invited to attend the Annual Meeting.  Whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed Proxy and return it promptly so your shares of stock may be voted.

Thank you for your time and consideration.  Please feel free to contact my office should you have any questions.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory J. Dawson
Secretary, Kentucky Bancshares, Inc.

YOUR VOTE IS IMPORTANT

Please mark, sign, date and return the accompanying proxy immediately even if you plan to attend the Annual Meeting.

Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:

1.              Proper identification.

2.              Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Kentucky Bancshares, Inc. stock on the record date or (b) an account statement showing that you owned Kentucky Bancshares, Inc. stock on the record date.

Only shareholders of record on the record date may attend or vote at our Annual Meeting of Shareholders.

KENTUCKY BANCSHARES, INC.

339 Main Street

Paris, KY  40361

The 2013 Annual Report to Shareholders, and our Annual Report on Form 10-K for the period ending December 31, 2013, which include our financial statements, are being mailed to shareholders together with these proxy materials on or about April 15, 2014.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky Bancshares, Inc. (the “Company,” “we,” “us,” or “our”) for use at our Annual Meeting of Shareholders to be held on May 21, 2014, and at any adjournments (the “Annual Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2014.

This proxy statement, form of proxy, our 2013 Annual Report to Shareholders and our Annual Report on Form 10-K for the period ending December 31, 2013, which includes financial statements, are available at http://www.cfpproxy.com/5407.

Directions to Shareholder Meeting.

Our shareholder meeting will be held at Kentucky Bank’s main office located at 339 Main Street, Paris, Kentucky.  If you need directions, please contact our Secretary at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary  or call our office at (859) 988-1303.

Who Can Vote; Voting Rights.

Each share of our common stock that you held on the record date entitles you to one vote on any matter, other than the election of directors that may properly come before the Annual Meeting.  In the election of directors, each holder of shares of our common stock has “cumulative voting rights.”

“Cumulative voting rights” means each holder is entitled to vote the number of shares of common stock he or she owns multiplied by three (the number of directors to be elected at the Annual Meeting) by casting all of his or her votes for one candidate or by distributing such votes among two or more candidates.

On the record date, there were 2,721,114 shares of our common stock issued and outstanding.

Votes Required and Quorum.

Votes Required.  Our corporate Secretary will count votes cast at the Annual Meeting.  Our directors are elected by cumulative voting of the votes cast at the Annual Meeting.  The three director nominees receiving the most votes for director positions expiring in 2017 will be elected directors.  All other matters, including the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s registered public accountants for 2014, will be approved if the votes cast for the proposal exceed the votes cast against the proposal at the Annual Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws.  Abstentions as to all such matters to come before the Annual Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Brokers, banks and other institutions holding shares of record for customers generally are not permitted to vote on certain matters unless they receive voting instructions from their customers.  When brokers, banks and other institutions do not receive voting instructions from their customers, they notify the Company on the proxy form that they lack voting authority.  The votes that could have been cast on the matter in question by brokers, banks and other institutions who did not receive voting instructions are called “broker non-votes.”  Broker non-votes will not be counted as votes for or against a matter and will not be included in calculating the number of votes necessary for approval on those matters.

Quorum.  A quorum at the Annual Meeting is at least a majority of the outstanding shares of our common stock entitled to vote present in person or represented by proxy.  Shares of our common stock represented by properly executed and returned proxies will be treated as present at the Annual Meeting.  Shares of our common stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will Be Voted.

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person.

How To Vote.  Shareholders may vote at the Annual Meeting in person or by proxy.  If your shares of common stock are registered in your name, then you can vote your shares by proxy by signing, dating and mailing the enclosed proxy card.

If your shares are held in “street name” (through a broker, bank or other institution), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other institution to determine whether you will be able to vote electronically using the internet or the telephone.

You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.  If you wish to vote in person at the Annual Meeting but hold your stock in “street name,” then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

How Proxies Will Be Voted.  If you properly return a proxy as specified above, your shares will be voted in accordance with the instructions you provide.  If you vote without providing contrary instructions, your proxy will be voted in the following manner:

FOR the proposed ratification of the appointment of Crowe Horwath LLP as the Company’s registered public accountants for 2014;

FOR the proposed director nominees (or, if deemed appropriate by the individuals appointed in the proxies, less than all of the proposed director nominees based upon the results of the cumulative voting);

FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures; and

FOR the transaction of such other business as may properly come before the Annual Meeting.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement.  By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking a Proxy.  You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy (Gregory J. Dawson, Secretary, Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky  40361); (ii) submitting to the Secretary a duly-executed proxy bearing a later date relating to the same shares of our common stock that you hold; or (iii) appearing at the Annual Meeting and (after having given the Secretary notice of your intention to vote in person) voting your shares of our common stock in person.  If your shares are held in “street name” (through a broker, bank or other institution) please contact your broker, bank or other institution to revoke or change your proxy.

Proxy Solicitations.

We will pay all of the expenses of this solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Multiple Shareholders Sharing the Same Address.

One copy of our Annual Report to Shareholders, including financial statements, and one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders.  If at any time, you would prefer to receive a separate proxy statement as well as a separate copy of our Annual Report to Shareholders, including financial statements, then please notify your broker or other institution or direct your written request to Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky  40361, Attention: Gregory J. Dawson, Secretary.

Shareholders’ Proposals for 2015 Annual Meeting.

We presently contemplate that the 2015 Annual Meeting of Shareholders will be held on or about May 20, 2015.  If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by no later than December 16, 2014 (the date that is 120 days before the first anniversary of the date on this proxy statement) to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  We recommend that you send any proposals by certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance.  Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting.  However, if you do not notify us on or before March 1, 2015 of any matter that you wish to present at next year’s annual meeting, then the shareholders’ proxies that we solicit in connection with our 2015 Annual Meeting of Shareholders will confer on the proxy holders discretionary authority to vote on the matter that you present at our 2015 Annual Meeting.

Corporate Governance.

Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees.  Our Code of Ethics applies to our employees and officers, including the principal executive officer and principal financial officer.

Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business.  We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code of Ethics.  A copy of our Code of Ethics is available at our website at www.kentuckybank.com under “Investor Relations” in the section entitled “About Us” in the “Corporate Information — Governance Documents” subsection.

Board Structure and Committees. As of the date of this proxy statement, our Board of Directors consists of ten (10) members.  Our Board of Directors held four meetings during 2013, consisting of four regularly scheduled meetings.  All directors, except Mr. Hinkle, attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged.  Our Board of Directors does not have a specific policy for director attendance at our annual meeting of shareholders.  Four of our directors attended our 2013 annual meeting.

Our Board of Directors has a standing Compensation Committee and Audit Committee but does not have a standing nominating committee.

Compensation Committee Members	Functions of the Committee	Meetings in 2013

Edwin S. Saunier (Chairman) Henry Hinkle Ted McClain	Please refer to the sections in this proxy statement entitled “Compensation Discussion and Analysis” and the “Report of the Compensation Committee”	5

Audit Committee Members	Functions of the Committee	Meetings in 2013

Robert G. Thompson (Chairman) Theodore Kuster Betty J. Long Edwin S. Saunier	Monitors the integrity of our financial reporting processing and systems of internal controls regarding finance, accounting, and legal compliance Selects our independent auditor and determines such auditor’s compensation Monitors the independence and performance of the independent auditor, management and the internal audit department Provides an avenue of communication among the independent auditors, management, the internal audit department and the Board of Directors	9

Committee Charters.  Only our Audit Committee has a charter, which is available at www.kybank.com under “Investor Relations” in the section entitled “About Us” in the “Corporate Information — Governance Documents” subsection.

The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve.  None of the committee members currently serves on another audit committee for a publicly-held entity.

Board and Committee Independence.  The Board has determined that each of its members is independent as defined by the rules of NASDAQ except for its current employee directors:  Mr. Caudill and Mr. Prichard.  While our Board determined that Mr. McClain and Mr. Van Meter are each independent under the rules of NASDAQ, it did have to consider the Company’s payments to their companies.  Mr. McClain owns 40% of The Hopewell Company, Inc., which is a family business.  The aggregate amount the Company paid to The Hopewell Company, Inc. for property or services during each of 2013, 2012and 2011 did not exceed $200,000 or 5% of Hopewell Insurance Company’s consolidated gross revenues for the applicable fiscal year, except for 2011 when we exceeded the $200,000 threshold by paying $458,845 ($275,309 of this is for premiums for a 3 year term) to the company.  However, we still view Mr. McClain as independent because the premium payments were directly passed through The Hopewell Company, Inc. to the insurance companies.  The amount retained by the company for services was less than $200,000.  Mr. Van Meter is the sole owner of a company that rents parking space to us.  The aggregate amount the Company paid to Mr. Van Meter’s company was below the $120,000 threshold set by NASDAQ.

Audit Committee Financial Expert.  Our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members.  Further, our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Mrs. Betty J. Long satisfies the qualifications of financial expert and Mrs. Betty J. Long accordingly has been designated as the Audit Committee financial expert.

Consideration of Director Nominees.  The members of our Board who are independent directors under NASDAQ rules approve the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders.  This year our Strategic Planning/Governance Committee, comprised of Messrs. Caudill, Hinkle, Prichard and Woodford, suggested that the directors whose terms were expiring this May be considered as candidates for nomination.  The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board. The independent directors approved the suggested nominees and invited each of these candidates to be a nominee for election to the Board.

Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time.  Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business.  Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Company.

For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our Secretary.  To be considered for nomination and inclusion in our proxy statement at the 2015 Annual Meeting, a shareholder must notify our Secretary no later than December 16, 2014 (the date that is 120 days before the first anniversary of the date on this proxy statement).  Notices should be sent to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.

Communications with the Board.  Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director.  Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.  Each communication intended for the Board of Directors or an individual director will be forwarded to the specified party.

Board Leadership Structure and Role in Risk Oversight.  We are a bank holding company that was formed in 1981 under the Bank Holding Company Act of 1956, as amended. We are the parent company of Kentucky Bank, a separately chartered commercial state bank.

Our Board is comprised of seven independent directors, two employee directors and one director who was a former employee.  We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance.  Accordingly, the role of Chairman of the Board and Chief Executive Officer are held by different individuals.  Our Chairman is an independent director and has the following duties:

•                  Chair and preside at Board meetings;

•                  Coordinate with our CEO in establishing the agenda and topic items for Board meetings;

•                  Advise on the quality, quantity and timeliness of the flow of information from management to the Board;

•                  Act as principal liaison between management and the Board on sensitive issues;

•                  Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;

•                  Assist the Compensation Committee with the annual evaluation of the performance of the CEO; and

•                  Provide an important communication link between the Board and shareholders, as appropriate.

Our Board of Directors, together with the Audit and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks.

In addition Kentucky Bank has its own board of directors, audit and asset liability management committees, which provide risk management.  Our CEO serves on the board of Kentucky Bank.  One of the key responsibilities of the subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks.  While we have not developed an enterprise-wide risk statement, our Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk and we require our subsidiaries to follow this philosophy.

Report of the Audit Committee.

The Audit Committee of the Board of Directors has furnished the following report:

The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board.  Our Audit Committee charter can be located at our website www.kybank.com under “Investor Relations” in the section entitled “About Us” in the “Corporate Information — Governance Documents” subsection.

The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

Management is responsible for the preparation of the Company’s financial statements.  The Company’s registered independent public accounting firm is responsible for the audit of the financial statements.  The Audit Committee is responsible for overseeing the Company’s overall financial reporting process.  In fulfilling its responsibilities for the financial statements for fiscal year 2013, the Audit Committee:

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and Crowe Horwath LLP (“Crowe Horwath”), the Company’s independent registered public accounting firm at the time of the audit;

Discussed with Crowe Horwath the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended, relating to the conduct, scope and results of the audit; and

Received written disclosures and the letter from Crowe Horwath regarding its independence as required by the Public Company Accounting Oversight Board.

The Audit Committee discussed with Crowe Horwath such firm’s independence.  The Audit Committee also discussed with management and Crowe Horwath the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing.  The Audit Committee discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Crowe Horwath, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert G. Thompson, Chairman

Betty J. Long    Theodore Kuster    Edwin S. Saunier

Fees of Independent Registered Public Accounting Firm.

Preapproval Policies and Procedures.  The Audit Committee’s policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors.  In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels.  Other services include:

• Consultation regarding financial accounting and reporting standards;

• Discussions related to accounting for proposed acquisitions;

• Discussions regarding regulatory requirements;

• Consultation concerning tax planning strategies; and

• Audits of benefit plans.

Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the Audit Committee.  None of those services required use of the de minimis exception to preapproval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services.  The aggregate fees we incurred for professional services rendered by Crowe Horwath were as follows:

Audit fees - Fees for the consolidated financial statement audit and the review of the Company’s Form 10-Q’s were $140,000 for 2013 and $137,000 for 2012.

Audit related fees - Aggregate fees for all assurance and related services were $18,336 for 2013 and $11,850 for 2012.  These fees were incurred for audits of benefit plans.

Tax fees - Fees related to tax compliance, advice and planning were $20,000 for 2013 and $20,225 for 2012.

All other fees - Consulting fees related to acquisitions, compensation structure, profitability and risk management were $2,040 for 2013 and $2,040 for 2012.

All services provided by Crowe Horwath in 2013 and 2012 were approved by the Audit Committee.  All fees were approved in accordance with the preapproval policy.  The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

PROPOSAL NO. 1

Ratification of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, the Board engaged Crowe Horwath as its independent registered public accounting firm for the fiscal year ending December 31, 2014.  Our Audit Committee and Board seek shareholder ratification of our Board’s appointment of Crowe Horwath to act as the independent auditors of our and our subsidiary’s financial statements for the fiscal year ending December 31, 2014.  If the shareholders do not ratify the appointment of Crowe Horwath, our Audit Committee and Board will reconsider this appointment for 2014.  Crowe Horwath will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Company’s Board of Directors recommends voting FOR this proposal.

Director Compensation.

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Additionally, each director of the Company is also a director of Kentucky Bank, our operating subsidiary.  In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company to be an effective member of the Board.

The form and amount of director compensation is reviewed by the Compensation Committee, which makes recommendations to the full Board.

Cash Compensation.  Each Director receives an annual fee of $3,000 and a fee of $500 for attending each Company board meeting and each Kentucky Bank board meeting, including $500 for one paid absence per year.  The Chairman of the Board will receive $1,000 for each meeting, including one paid absence per year.  Each Audit Committee member will receive $2,000 in addition to the committee meeting fee, and the Audit Committee Chairman receives an additional annual fee of $2,000.  Non-employee Directors are paid $100 for each committee meeting of the Company and of Kentucky Bank that he or she attends (for which he or she is a member).

Equity-Based Compensation.  Non-employee Directors have received equity-based compensation under our 1993 Non-Employee Directors Stock Ownership Incentive Plan.  Pursuant to this plan, non-employee directors have been granted options to purchase shares of our common stock following each year in which Kentucky Bank has a return on assets of one percent (1%) or greater.  If options were granted, then the options were typically awarded on the first business day in March following the year the performance goals were met, have terms of ten years, vest immediately and are exercisable at a strike price equal to 100% of the closing market price of a share of our common stock on the grant date.  Exercise rights expire 90 days after resignation or retirement (before age 72) from the Board and one (1) year after death, disability or mandatory retirement from the Board (age 72).  Some of our Directors hold vested, unexercised options under this plan.  We no longer issue any options under this plan because it has expired.

Non-employee Directors receive equity-based compensation under our 2009 Stock Award Plan following each year in which Kentucky Bank has a return on assets of one percent (1%) or greater. Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still a director).  Vesting expires 90 days after termination of directorship and one (1) year after death, disability or retirement.  Upon a change of control, any restriction period will expire immediately and the director will hold the restricted stock free of any restrictions.  In 2013 we granted 100 shares of restricted stock to each of our non-employee Directors because Kentucky Bank had a return on assets greater than one percent (1%) in 2012.

2013 Director Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our non-employee Directors and Mr. Caudill (employee) during 2013.  The compensation of Mr. Prichard is reflected in the Summary Compensation Table under Executive Compensation.

	Fees Earned
	or Paid	Stock	Option	All Other
Name of Director	in Cash	Awards (1)	Awards (2)	Compensation (3)	Total

B. Proctor Caudill, Jr.	$11,000	$2,320	—	$86,412	$99,732
Henry Hinkle	11,700	2,320	—	—	14,020
Theodore Kuster	17,400	2,320	—	—	19,720
Betty J. Long	18,800	2,320	—	—	21,120
Ted McClain	13,600	2,320	—	—	15,920
Edwin S. Saunier	18,200	2,320	—	—	20,520
Robert G. Thompson	18,600	2,320	—	—	20,920
Woodford Van Meter	13,600	2,320	—	6,000	21,920
Buckner Woodford IV	21,900	2,320	—	—	24,220

(1)  The amounts under this column represent the aggregate grant date fair value of the restricted stock that we granted each Director, except Mr. Prichard (reflected in the Summary Compensation Table under Executive Compensation) computed in accordance with FASB ASC Topic 718. The restricted stock will vest ratably over a five-year period. The grant date fair value of each restricted stock awarded in 2013 was $23.20.

(2)  We did not grant any stock options to our non-management directors in 2013.  The aggregate number of stock options held by each our non-management directors as of December 31, 2013 is as follows:  Messrs. Hinkle, Kuster, McClain and Thompson  — 500 each,  Mr. Van Meter 400, Mr. Saunier and Mrs. Long — 300 each, and Messrs. Caudill and Woodford — 0 each.

(3)  The amount for Mr. Caudill includes employee compensation, premiums paid for life insurance and the Company’s matching contribution of the first 6% of voluntarily deferred salary contribution into his 401(k) plan.  As described in “Transactions with Related Persons,” Mr. McClain is a partial owner of The Hopewell Company, Inc., which received $215,215 from the Company.  The amounts attributed to premium payments are directly passed through to insurance companies that issued the insurance policies we bought.  The amount retained by the company for services was less than $200,000.  Because these fees are not paid directly to Mr. McClain, we have not included them in the table.  The amount paid to Mr. Van Meter reflects the amount we paid him for parking lot rent.

Directors.

Classified Board.  Under our Amended and Restated Articles of Incorporation, our Board of Directors consists of three different classes (Class I, Class II and Class III) as nearly equal in number as the then total number of directors constituting the Board permits.  The directors in each class serve for a term of three years, and one class is elected annually.

Term; Vacancies.  At the Annual Meeting, you will be asked to elect three directors for a term to expire at the Annual Meeting of Shareholders to be held in 2017.  Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Independence of Directors.  In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, meet the NASDAQ definition of “independent” except for Messrs. Caudill and Prichard.

Director Qualifications.  Our Board of Directors consists of ten members who are well-qualified to serve on our board and represent our shareholders’ best interests.  Our nominees are selected with a view of establishing a board of directors that meet the criteria for qualified candidates that is set forth above under the caption “Corporate Governance- Consideration of Director Nominees.”  We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors.  Together, our director nominees and continuing directors provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, knowledge of the commercial banking industry, experience with companies that serve the same communities that our various bank subsidiaries serve, and extensive operational and strategic planning experience.  The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications under “Corporate Governance- Consideration of Director Nominees” and information included in the biographical summaries provided below for each director.  We believe that each individual’s skills and perspectives strengthen our Board’s collective qualifications, skills and experience.

Name	Qualifications

B. Proctor Caudill, Jr.

Extensive banking career beginning in 1973; significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team.

Louis Prichard

Extensive banking career beginning in 1977; significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team.

Woodford Van Meter

Comprehensive business management experience as a managing physician of an ophthalmology practice; extensive analytical and planning skills as a Professor of Ophthalmology for a medical school; in-depth knowledge of the Company’s business, strategy and management team.

Betty J. Long

Extensive banking career beginning in 1965; significant executive management and financial experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team; brings gender diversity to our Board.

Ted McClain	Extensive risk management, financial and operations skills and general business experience through ownership of an insurance company.

Edwin S. Saunier

Extensive executive management and financial experience as owner and president of a moving and storage business; degree in accounting; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations.

Buckner Woodford IV

Extensive banking career beginning in 1971; significant executive management and financial experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from previously serving as president of the Company and from serving as a director of Kentucky Bank since 1971.

Henry Hinkle

Extensive executive management and financial experience as owner and president of a paving and construction company; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1989.

Theodore Kuster

Extensive management, financial, operational and general business skills as a business entrepreneur in the farming and thoroughbred industry; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1979.

Robert G. Thompson

Extensive management, financial, operational and general business skills as a business entrepreneur in the farming and thoroughbred industry; extensive knowledge of local communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the Company’s business, strategy and management team from serving as a director of Kentucky Bank since 1991.

PROPOSAL NO. 2

Election of Directors

Mr. Henry Hinkle, Mr. Theodore Kuster and Mr. Robert G. Thompson are currently serving as directors in the class of directors whose terms expire at the Annual Meeting.  Our Board has nominated each of Messrs. Hinkle, Kuster and Thompson to serve a 3-year term, until our 2017 annual shareholders’ meeting (or until their successors have been elected and qualified).

Each of the nominees has agreed to serve as a director if elected.  Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of these nominees.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

If any of the director nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.  At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Information about Director Nominees and Continuing Directors.   The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Annual Meeting.

Name of Director	Age	Principal Occupations, Other Public Directorships and Positions with the Company (1)	Year First Elected a Director

		Class III
		Directors Nominated for a 3-Year Term to Expire in 2017

Henry Hinkle	62	CEO/Treasurer of Hinkle Holding Company, LLC. Director of Kentucky Bank since 1989.	1989

Theodore Kuster	70	Farmer and thoroughbred horse breeder. Director of Kentucky Bank since 1979.	1985

Robert G. Thompson	64	Farmer and thoroughbred horse breeder. Director of Kentucky Bank since 1991.	1991

Name of Director	Age	Principal Occupations, Other Public Directorships and Positions with the Company (1)	Year First Elected a Director

		Class I
		Continuing Directors Whose Terms Expire in 2015

Betty J. Long	66	Retired President and CEO of First Federal Cynthiana. Director of Kentucky Bank since 2006.	2003

Ted McClain	62	Insurance agent and partial owner of The Hopewell Company, Inc. Director of Kentucky Bank since 2002.	2003

Edwin S. Saunier	56	President of Saunier North American, Inc., a moving and storage company. Director of Kentucky Bank since 2007.	2007

Buckner Woodford IV	69	Chairman of the Board of the Company and Kentucky Bank. President and CEO of the Company from 1991-2004. Director of Kentucky Bank since 1971.	1981

Name of Director	Age	Principal Occupations, Other Public Directorships and Positions with the Company (1)	Year First Elected a Director

		Class II
		Continuing Directors Whose Terms Expire in 2016

B. Proctor Caudill, Jr.	64	Special Projects Manager of the Company since 2006. President and CEO of Peoples Bancorp of Sandy Hook, Inc. from 1981 to 2006 and President from 1999 to 2006. CEO of Peoples Bank, (Sandy Hook, Kentucky) from 1981 to 2006.	2006

Louis Prichard	60	President and CEO of the Company and Kentucky Bank since 2004. President and Chief Operating Officer of the Company and Kentucky Bank from 2003 to 2004. Director of Kentucky Bank since 2003.	2003

Woodford Van Meter	60	Ophthalmologist. Director of Kentucky Bank since 2004.	2004

(1)  Kentucky Bank is our operating subsidiary.  We acquired Peoples Bancorp of Sandy Hook Inc. and Peoples Bank, (Sandy Hook, Kentucky) in 2006.

None of the nominees or continuing directors is a director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

The Company’s Board of Directors recommends voting FOR the election of each of the Nominees for Director.

PROPOSAL NO. 3

Non-binding, Advisory Vote on the Company’s Overall Executive Compensation Programs and Procedures

Section 14A of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires that we include in this proxy statement a resolution subject to shareholder vote on the compensation paid to our named executive officers as disclosed in this proxy statement (commonly referred to as “Say-on-Pay”).

The compensation paid to our named executive officers is disclosed on pages 18 to 25 of this proxy statement in the sections entitled “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.  We believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.  Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in its proxy statement for the May 21, 2014 annual meeting of stockholders, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the approval of the compensation paid to the Company’s named executive officers. The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval.

Your vote on this Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors.  The vote will not be construed to overrule any decision by the Company or the Board of Directors; to create or imply any change to the fiduciary duties of the Company or the Board of Directors; or to create or imply any additional fiduciary duties for the Company or the Board of Directors.  However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company’s Board of Directors recommends voting FOR the proposal to approve the compensation paid to the Company’s named executive officers disclosed in “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” appearing on pages 18 through 25 of this proxy statement.

Stock Ownership of Directors and Executive Officers.

We believe it is important for our Directors and executive officers to align their interests with the long-term interests of our shareholders.  Although we have encouraged stock accumulation through the grant of equity incentives to our directors and executive officers, we do not require our directors and executive officers to own shares of our common stock.

Except as otherwise indicated below, the table below shows the amount of our common stock each of our Directors and Named Executive Officers (as defined in the Executive Compensation section below) owned on March 7, 2014.  Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Options	Number of Shares Subject to Exercisable Options (1)	Total Number of Shares Beneficially Owned (2)	Percent of Class (3)

Jim Braden	699	—	699	*
B. Proctor Caudill, Jr.(4)	128,280	—	128,280	4.7%
Gregory J. Dawson	6,930	500	7,430	*
Norman J. Fryman	5	500	505	*
Henry Hinkle (5)	42,130	400	42,530	1.6%
William Hough	11,493	—	11,493	*
Theodore Kuster (6)	10,710	400	11,110	*
Betty J. Long (7)	2,233	300	2,533	*
Ted McClain (8)	2,608	400	3,008	*
Louis Prichard (9)	7,284	4,000	11,284	*
Edwin S. Saunier (10)	1,020	300	1,320	*
Robert G. Thompson (11)	5,920	400	6,320	*
Woodford Van Meter (12)	32,699	400	33,099	1.2%
Buckner Woodford IV (13)	205,993	—	205,993	7.6%

Directors and Executive Officers as a group	466,651	8,000	474,651	17.4%

* Ownership is less than 1.0%

(1) Shares of common stock attributed to a named person by virtue of options exercisable currently or within sixty days of March 7, 2014.

(2) Total number of shares beneficially owned does not include the following nonvested shares of restricted stock:

Number of Shares of
Name of Beneficial Owner	Restricted Common Stock

Executive Officers
Jim Braden	796
Gregory J. Dawson	495
Norman J. Fryman	495
William Hough	1,056
Louis Prichard	1,050
Executive Officers as a group	7,006

Directors
B. Proctor Caudill, Jr.	80
Henry Hinkle	80
Theodore Kuster	80
Betty J. Long	80
Ted McClain	80
Edwin S. Saunier	80
Robert G. Thompson	80
Woodford Van Meter	80
Buckner Woodford IV	80
Directors as a group	720

(3) Based on 2,721,114 shares of our common stock outstanding as of March 7, 2014.

(4) Includes 19,725 shares held of record by Mr. Caudill’s wife, as to which Mr. Caudill’s disclaims beneficial ownership.

(5) Includes 180 shares held by his wife and 2,225 shares held by relatives, as to which Mr. Hinkle disclaims beneficial ownership.  Includes 37,280 shares held of record by Hinkle Holding Company, LLC, as to which Mr. Hinkle, as president, has shared voting power.

(6) Includes 6,755 shares held of record by Mr. Kuster’s wife of which Mr. Kuster disclaims beneficial ownership and 175 shares held jointly with his wife.

(7) Includes 2,313 shares held in a retirement account.

(8) Includes 1,000 shares held of record by The Hopewell Company, Inc. as to which Mr. McClain, as a 40% owner and officer, has voting power.

(9) Includes 2,110 shares held jointly with his wife.

(10) Includes 500 shares held in a retirement account.

(11) Includes 400 shares held of record by Mr. Thompson’s wife, as to which Mr. Thompson disclaims beneficial ownership.

(12) Includes 2,200 shares held of record by Mr. Van Meter’s wife, as to which Mr. Van Meter disclaims beneficial ownership.

(13) Includes 9,000 shares held by his wife, as to which Mr. Woodford disclaims beneficial ownership and 2,700 shares held by a trust, as to which Mr. Woodford disclaims beneficial ownership.

Executive Compensation.

Compensation Discussion and Analysis.

Overview of Compensation Program. The Compensation Committee (“Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy.  The Committee ensures that the total compensation paid is fair, reasonable and competitive.  The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2013, as well as the other individuals included in the Summary Compensation Table, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established corporate and individual goals, with the ultimate objective of improving shareholder value.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  To that end, the Committee believes that the executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals.  Prior to 2013, the Committee, and the President and Chief Executive Officer (“CEO”), evaluated the information in the annual Kentucky Bankers Association Financial Institution Compensation Survey (“KBA Survey”), particularly the percentage increase in compensation, and with a lesser degree surveys from Comp Data and Crowe Horwath.  During 2013, the American Bankers Association 2013 Compensation and Benefits Survey (“ABA Survey”), and to a lesser degree surveys from Comp Data were used.  The Committee then makes a subjective judgment to determine a percentage increase in total base pay.  Each manager, based on this aggregate percentage increase, is allocated a pool of funds to award increases among the employees the manager supervises.  For 2014, increases of 3-4% were granted to the Named Executive Officers.  The Committee chose the following banks from the ABA and Comp Data surveys to review because they were deemed to be peers of the Company based on their lines of business, asset size and location:

Bank of Lexington, Inc.	Citizens National Bank of Paintsville
Community Trust Bank, Inc.	Home Federal Bank Corporation
Hometown Bank of Corbin, Inc.	Independence Bank of Kentucky
Republic Bank & Trust Company	Traditional Bank, Inc.

Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and approves recommendations regarding equity awards to all officers of the Company.  Using his discretion, our CEO awards the salary and non-equity compensation to the remaining executive officers, using the pool of funds allocated to him from the overall percentage increase established by the Committee.

Setting Executive Compensation.  Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.  A significant percentage of total compensation is allocated to incentives.

The Committee reviews relevant market data and alternatives when making compensation decisions for the CEO.  Up to 52.5% of base compensation may be earned in performance-based incentive compensation as a result of the performance of the Company, compared to established goals.

2013 Executive Compensation Components.  For the fiscal year ended December 31, 2013, the principal components of compensation for Named Executive Officers were base salary, performance-based incentive compensation, long-term equity incentive compensation, and retirement and other benefits.

Currently Paid Compensation Components:

Base Salary.  We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility.  Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.  The Committee and the CEO primarily use the annual ABA Survey in setting salary ranges on an annual basis.  Every five years, the Committee recalibrates salary ranges based on the overall value of each job by comparing current market rates of benchmark jobs and assigning all jobs to salary grades, after considering their market value and internal value.  During his review of base salaries for other executives, the CEO primarily focuses on the individual’s performance.

Performance-Based Incentive Compensation.  The Management Incentive Plan (“MIP”) was created to promote continual high performance by officers of the Company through achievement of corporate goals and encouragement of growth of shareholder value.  We currently have approximately 63 officers (including the Named Executive Officers) who are eligible to receive cash awards under MIP.  The MIP provides guidelines for the calculation of semi-annual non-equity incentive based compensation, subject to Committee oversight and modification.  Annually, the Committee considers whether any changes should be made with the MIP.  The MIP includes various incentive levels based on the participant’s accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary.  These maximum targets range from 45.0% of base salary to 52.5% of base salary for the Named Executive Officers.

The Named Executive Officers individual performance goals are aligned with the Company’s strategic focus areas.  For the 2013 performance year, the Compensation Committee set the following individual performance objectives for the President and Chief Executive Officer, and the President and Chief Executive Officer set the following goals for the other Named Executive Officers:

•                  Mr. Prichard, President and Chief Executive Officer.  Mr. Prichard’s individual performance objectives were aligned with the Company’s strategic focus areas of profitability and growth.  Specifically, Mr. Prichard’s goals were to improve earnings, and increase market share in loans and deposits.

•                  Other Named Executive Officers.  For 2013, the performance objectives of the Named Executive Officers were identical to Mr. Prichard’s.

MIP for Fiscal Year 2011, 2012 and 2013.  Because of the difficulties facing the financial industry in recent years, the Committee chose to change the goals so that they were no longer tied solely to Company earnings.  The goals for each participant varied and related to the individuals potential to affect our operations.  For fiscal years 2011, 2012 and 2013, the Committee established specific monthly department and/or individual and bank goals with a threshold (bronze), target (silver) and maximum (gold) achievement level for each goal that remained constant throughout the year.  Bronze and gold levels are set below and above the silver level (generally ten to twenty percentage points, as applicable).  The monthly department and/or individual goals included loan and deposit increases, new customer accounts, increasing the number of residential mortgages that close within 20 days after interest rate has been chosen by the customer, efficiency measures and specific customer service improvements.  The Company goals were to increase earnings, deposit growth, and loan growth.

We made semi-annual MIP Payments.  To help our employees individually monitor his or her achievement results, each month we evaluated whether the applicable department, individual or Company achieved the bronze level or achieved or exceeded the silver or gold level for each of its, his or her goals.  On a semi-annual basis, we calculated the average of each of the prior 6-month results for each goal and then evaluated whether the department, individual or company achieved or exceeded the bronze, silver or gold levels for the 6-month period for each of its, his or her goals.  Each goal had an award value based upon a percentage of an individual’s salary and each individual received 50% of the gold goal award if the bronze level was met, 75% of the gold goal award if silver level was met and 100% of the gold goal award if gold level was met.  The payout percentages (as a percent of salary) for the Named Executive Officers ranged from 36% to 42% for 2013.  Awards made to Named Executive Officers under the MIP for performance in 2011, 2012 and 2013 are reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table.

Long-Term Incentive Compensation:

2009 Stock Award Plan.  The 2009 Stock Award Plan is intended to help us enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation.  Under this plan, our Board and the Committee have the ability to issue stock options, stock appreciation rights, restricted stock and other stock-based awards.

2005 Restricted Stock Grant Plan.  The 2005 Restricted Stock Grant Plan encourages participants to focus on long-term Company performance and provides an opportunity for executives and other officers to increase their stake in the Company through restricted grants of our common stock.  Starting in 2006, the Committee utilized the 2005 Restricted Stock Grant Plan to compensate executives and other officers for sustained increases in our stock performance.  Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still in our employ).  Vesting expires 90 days after termination of employment and one (1) year after death, disability or retirement.  Upon a change of control, any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.

Based on its subjective judgment, the Committee annually establishes the awards to the executive officers under the 2005 Restricted Stock Grant Plan based on the salary level of each employee.  The Committee, in its discretion, may also award stock grants to newly hired employees and to employees who are promoted.  These awards are reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table for our Named Executive Officers.

1999 Employee Stock Option Plan.  Some of our employees hold vested, unexercised options under this plan.  We can no longer issue any options under this plan because it expired in May of 2009.  The 1999 Employee Stock Option Plan has helped us to enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation.  Since the establishment of the 2005 Restricted Stock Grant Plan, the Committee has not awarded any stock options.  Options were awarded at the then current closing price of our common stock on the date of the grant.  The options granted vest at a rate of 20% per year over the first five years of the ten-year option term.  Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.  Vesting and exercise rights expire 90 days after termination of employment and one (1) year after death, disability or retirement.  In the event of a change of control of the Company, each outstanding option will become fully vested and immediately exercisable.

Retirement Plan & Trust.  The Retirement Plan & Trust was terminated at December 31, 2008.  Final distributions were at the discretion of the employee.  Transition credits are earned by employees who had more than 50 years of combined age plus years of service as of December 31, 2008 and this will be paid through the 401k Plan.

Profit Sharing (401k) Plan.  Our Profit Sharing (401k) Plan is available to all employees, including the Named Executive Officers.  We match 100% of the first 6% of pay that is contributed by an employee to the plan.  All employee contributions to the plan are fully-vested upon contribution, and matching contributions are vested after 3 years of service.  We may, at our discretion, make a profit sharing contribution to the plan.  We have not made a profit sharing contribution since we added the 401(k) feature to the plan.  Due to the termination of the Retirement Plan mentioned above, transition credits will be earned by employees who have more than 50 years of combined age plus years of service as of December 31, 2008 and this will be paid through the 401k Plan.

Employee Stock Gift Program.  We provide gifts of shares of our common stock to our full time employees, including the Named Executive Officers, who have completed at least 15 years of service.  Under the Employee Stock Gift Program, participants may be awarded an increasing number of shares of common stock for each five-year anniversary starting with 15 years for their continued dedicated service to the Company.

Compensation Policies and Practices as They Relate to the Company’s Risk Management.  We do not believe that there is anything inherent in the various compensation plans described above that encourages the manipulation of reported earnings to enhance the compensation of any employee or encourages behavior focused on short-term results rather than long-term value creation.  Our compensation plans use multiple performance goals and risk-based criteria and, in a number of cases (a) provide for delayed payment of awards in order to ensure that risk-based performance measurements continue to be met over an extended period of time; and (b) provide for payment in the common stock of the Company, which effectively aligns the interests of employees with those of shareholders in enhancing the long-term value of the Company’s stock.

Report of the Compensation Committee.

The Compensation Committee of our Board of Directors is composed of three members who are independent, outside directors as defined under NASDAQ director independence rules.  The Compensation Committee has furnished the following report:

We determine the total compensation of the Company’s CEO.  With input from the CEO, we also determine the total long-term compensation of the other executive officers and the total short-term and long-term compensation of the directors.  We do not have power to delegate our authority.  We do not have a charter.

Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Company’s philosophy and procedures. We have reviewed and discussed the Compensation Discussion and Analysis with management.  Based on our review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders.

Dated:  March 28, 2014

Edwin S. Saunier, Chairman
Henry Hinkle

Ted McClain

Compensation of Named Executive Officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our CEO, our chief financial officer, and each of our three most highly compensated executive officers other than the CEO and chief financial officer.

Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
Name & Position	Year	Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
			(1)	(2)	(3)	(4)	(5)
Louis Prichard	2013	$236,900	$—	$6,475	$99,498	$—	$29,303	$372,176
President, CEO	2012	230,000	—	6,653	66,413	—	27,453	330,519
	2011	220,667	—	5,863	73,372	—	26,145	326,047

Gregory J. Dawson	2013	119,277	—	3,052	42,939	8,025	9,951	183,244
Sr VP, CFO	2012	115,802	—	3,137	28,662	7,458	10,833	165,892
	2011	112,429	1,000	2,764	43,005	7,028	9,434	175,660

Jim Braden	2013	127,655	—	3,052	45,955	—	9,642	186,304
Sr VP, Chief Admin Officer	2012	105,066	—	3,137	26,004	—	8,753	142,960
	2011	92,000	—	16,750	30,015	—	7,128	145,893

Norman J. Fryman	2013	159,908	—	3,052	57,567	14,796	15,093	250,416
Exec VP, Chief Credit Officer	2012	155,250	377	3,137	38,425	12,817	15,408	225,414
	2011	150,000	—	2,764	32,626	10,572	11,606	207,568

William H. Hough	2013	123,064	—	3,052	44,304	—	10,338	180,758
Sr VP, Director of Sales and Service	2012	119,480	—	3,137	29,572	—	11,163	163,352
	2011	109,295	600	17,925	30,316	—	8 628	166,764

(1)  Represents compensation for referrals, awards, and special projects.

(2)  The amounts under this column represent the aggregate grant date fair value of the restricted stock that we granted each of our Named Executive Officers computed in accordance with FASB ASC Topic 718.  The restricted stock will vest ratably over a five-year period.  The grant date fair value of each restricted stock awarded in 2011 was $16.75, in 2012 was $19.01 and in 2013 was $18.50, and in 2011 an additional 1,000 shares for Mr. Hough at $16.25.

(3) Represents cash payments from satisfaction of the performance goals under the MIP plan.  See discussion above under “Currently Paid Compensation Components:  Performance-Based Incentive Compensation”.

(4) Represents the transition credit amount from the termination of the pension plan.

(5) The amounts reflected in this column for the Named Executive Officers include premiums paid for life insurance, a car allowance for Mr. Prichard and Mr. Hough, the Company’s matching contributions of the first 6% of voluntarily deferred salary contribution into his/her 401(k) plan (which was $14,700 for Mr. Prichard) and director fees of $11,000 for Mr. Prichard.

Grants of Plan Based Awards Table

The following table contains information regarding incentive compensation under the Company’s MIP plan and the grant of restricted stock under the 2005 Restricted Stock Grant Plan to the Named Executive Officers eligible for incentive plan awards during the year ended December 31, 2013.

Grants of Plan Based Awards

					All Other
					Stock Awards:	Grant
		Estimated Future Payments Under			Number of	Date Fair
		Non-Equity Incentive Plan Awards			Shares of	Value
	Grant	(1)			Restricted	of Stock
Name	Date	Threshold	Target	Maximum	Stock	Awards
					(2)
Louis Prichard
Restricted Stock	1/2/2013				350	$6,475
MIP	1/1/2013	$41,458	$82,915	$124,373

Gregory J. Dawson
Restricted Stock	1/2/2013				165	3,052
MIP	1/1/2013	17,891	35,783	53,674

Jim Braden
Restricted Stock	1/2/2013				165	3,052
MIP	1/1/2013	19,148	38,297	57,445

Norman J. Fryman
Restricted Stock	1/2/2013				165	3,052
MIP	1/1/2013	23,986	47,972	71,959

William Hough
Restricted Stock	1/2/2013				165	3,052
MIP	1/1/2013	18,460	36,919	55,379

(1)  Represents three potential management incentive plan compensation amounts that could be paid to the individual Named Executive Officer depending upon the Company’s meeting these various targets in 2013.  See the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” above for amounts earned by the respective individuals.  For a discussion of the goals and requirements of the incentive compensation, see “Currently Paid Compensation Components:  Performance-Based Incentive Compensation - MIP for Fiscal Year 2013.”

(2)  Awards of restricted shares of our common stock in 2013 under our 2005 Restricted Stock Grant Plan.  The shares of restricted stock vest ratably over 5-years.

Outstanding Equity Awards Table

		Outstanding Equity Awards at December 31, 2013
		Option Awards(1)				Stock Awards(2)
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option	Option	Stock that	Stock that
	Grant	Options	Options	Exercise	Expiration	Have not	Have not
Name	Date	Exercisable	Unexercisable	Price	Date	Vested	Vested

Louis Prichard	1/2/13	—	—	—	—	350	8,484
	1/3/12	—	—	—	—	280	6,787
	1/4/11	—	—	—		210	5,090
	1/2/10	—	—	—	—	140	3,394
	1/2/09	—	—	—	—	70	1,697
	1/3/05	4,000	—	30.50	1/3/15
	1/2/04	1,000	—	33.90	1/2/14

Gregory J. Dawson	1/2/13	—	—	—	—	165	4,000
	1/3/12	—	—	—	—	132	3,200
	1/4/11	—	—	—	—	99	2,400
	1/2/10	—	—	—	—	66	1,600
	1/2/09	—	—	—	—	33	800
	1/3/05	500	—	30.50	1/3/15
	1/2/04	400	—	33.90	1/2/14

Jim Braden	1/2/13	—	—	—	—	165	4,000
	1/3/12	—	—	—	—	132	3,200
	1/4/11	—	—	—	—	600	14,544

Norman J. Fryman	1/2/13	—	—	—	—	165	4,000
	1/3/12	—	—	—	—	132	3,200
	1/4/11	—	—	—		99	2,400
	1/2/10	—	—	—	—	66	1,600
	1/2/09	—	—	—	—	33	800
	1/3/05	500	—	30.50	1/3/15
	1/2/04	500	—	33.90	1/2/14

William Hough	1/2/13	—	—	—	—	165	4,000
	1/3/12	—	—	—	—	132	3,200
	7/2/11	—	—	—	—	600	14,544
	1/2/11	—	—	—	—	60	1,454
	1/4/10	—	—	—	—	40	970
	1/2/09	—	—	—	—	20	485

(1)  The stock options vest ratably over a five-year period and have a term of ten-years.  In the event of a change of control of the Company, each outstanding option will become fully vested and immediately exercisable.

(2)  The shares of restricted common stock vest ratably over a five-year period.  In the event of a change in control of the Company, any restrictions will expire immediately and the employee will thereafter hold the shares of common stock without any restrictions.

Option Exercises and Stock Vested Table

The following table sets forth certain information regarding the vesting of restricted stock and the exercise of options by the Named Executive Officers during calendar year 2013.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Louis Prichard	—	—	350	$6,475
Gregory J. Dawson	—	—	165	3,052
Jim Braden	—	—	233	4,310
Norman J. Fryman	—	—	165	3,052
William Hough	—	—	313	7,090

Transactions with Related Persons.

Our operating subsidiary, Kentucky Bank, has had and expects in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates.  All loans to and deposits from such persons or their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons not related to the lender, and, in the opinion of management, have not involved more than the normal risk of collectability or other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 4 of our December 31, 2013 audited consolidated financial statements filed on Form 10-K.

Our practice has been that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Board of Directors.  Any such related party transactions will only be approved or ratified if the Board determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.  The transaction relating to Mr. McClain described below has been reviewed and approved or ratified by our Board.

We paid The Hopewell Company, Inc., a Kentucky corporation, $215,215 from the Company.  The amounts attributed to premium payments are directly passed through to the insurance companies that issued the insurance policies we bought.  Mr. McClain owns 40% of The Hopewell Company, Inc. and is also a director of the company.  The aggregate amount retained by The Hopewell Company, Inc. for property or services during each of 2013, 2012 and 2011 did not exceed $200,000 or 5% of The Hopewell Insurance Company’s consolidated gross revenues for the applicable year, except as noted above.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely upon our review of the Forms 3, 4 and 5 filed during 2013, and written representations from certain reporting persons, we reasonably believe that all required reports were timely filed with the following exception:  four Form 4’s and one Form 5 for Mr. Kuster, one Form 4 for Mr. McClain, one Form 4 for Mr. Van Meter, and one Form 5 for Mr. Woodford.  These filings were completed after the prescribed due date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2014. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/5407 5407 ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Appointment of Proxies; Items to be Voted Upon. The undersigned hereby appoints Buckner Woodford IV and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation’s Common Shares which I held of record or am otherwise entitled to vote at the close of business on March 20, 2014, at the 2014 Annual Meeting of Shareholders to be held on May 21, 2014 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows: IMPORTANT ANNUAL MEETING INFORMATION PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY KENTuCKY BANCSHARES, INC. Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign your name exactly as it appears on your stock certificate(s). Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. 1. RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTANTS FOR 2014. 2. ELECTION OF DIRECTORS: To elect three Class III directors. Nominees: Henry Hinkle Theodore Kuster Robert G. Thompson FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE For Against Abstain 3. NON-BINDING ADVISORY VOTE ON THE COMPANY’S OVERALL EXECUTIVE COMPENSATION PROGRAMS AND PROCEDURES; 4. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3 ABOVE. How Your Proxy Will Be Voted. If this proxy is properly executed, then the Proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then - FOR the ratification of the registered public accountants, - FOR all the Nominees referred to in Item 2. Additionally, the Proxies will have discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason, - FOR the proposed non-binding advisory vote on the Company’s overall executive compensation programs and procedures, - As the Proxies decide on any other matter that comes before the meeting. Directions to Shareholder Meeting. Our shareholder meeting will be held at Kentucky Bank’s main office located at 339 Main Street, Paris, Kentucky. If you need directions, please contact our Secretary at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson or call our office at (859) 988-1303. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2014. The proxy statement, this form of proxy and our 2013 Annual Report to Shareholders, including financial statements, are available at http://www.cfpproxy.com/5407. Acknowledgement. By signing this card the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 21, 2014, the accompanying proxy statement, and our 2013 Annual Report to Shareholders, including financial statements. This proxy is solicited by the Board of Directors and will be voted as stated herein. For Against Abstain Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change. Comments: With- For All For hold Except INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the line next to each nominee you wish to withhold. If you desire to cumulate your votes for any individual nominee(s), please do so in the blanks following each name. Cumulative voting is described in the section of the Proxy Statement entitled “Who Can Vote; Voting Rights.” I hereby vote my shares as indicated on this card.